UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On April 22, 2024, Theriva Biologics, Inc. (the “Company”) issued a press release announcing the presentation of preclinical data demonstrating enhanced anti-tumor effects in human pancreatic cancer xenograft-bearing mice treated with lead product candidate VCN-01 and liposomal irinotecan. These data support the potential synergy of VCN-01 and first-line pancreatic cancer chemotherapy regimens, and will be featured in a poster presentation at the American Society for Cell and Gene Therapy (the “ASGCT”)) 27th Annual Meeting on May 10, 2024.

Key takeaways include:

Overview: The combination of VCN-01 + topoisomerase I (topo1) inhibitors, such as liposomal irinotecan, has a tolerable toxicity profile and may improve the efficacy in the treatment of human pancreatic cancer.

•	In vitro: Viral protein expression was increased in human pancreatic cancer cell lines when they were exposed to topo1 inhibiting chemotherapeutics, irinotecan, its active metabolite, SN-38, and topotecan.
•	In vivo: Synergy of VCN-01 plus liposomal irinotecan was observed in animals bearing subcutaneous human pancreatic tumors.
o	In human pancreatic mouse xenograft models, treatment with VCN-01 at a dose of 4x10[10] vp or liposomal irinotecan alone (at both the 10 mg/kg and 5 mg/kg doses) resulted in significant tumor growth inhibition compared to saline.
o	Combination therapy with VCN-01 + liposomal irinotecan at either dose displayed significantly reduced tumor growth compared to each treatment alone.
o	qPCR analyses performed on tumors collected at end of study confirmed the presence of viral genomes, indicating ongoing transcriptional activity of VCN-01, which is consistent with viral replication for several days after administration.

The full abstract for the poster presentation has been released by the ASGCT. A copy of the abstract titled “Enhanced Anti-Tumor Efficacy of Combination Therapy with the Oncolytic Adenovirus, VCN-01, and Liposomal Irinotecan in a Human Pancreatic Mouse Xenograft” is filed as an exhibit to this Current Report on Form 8-K.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release furnished as Exhibit 99. to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On April 22, 2024, the Company issued a press release announcing the presentation of preclinical data demonstrating enhanced anti-tumor effects in a human pancreatic mouse xenograft treated with lead product candidate, VCN-01 and liposomal irinotecan. These data support the potential synergy of VCN-01 and first-line pancreatic cancer chemotherapy regimens

Key takeaways include:

Overview: The combination of VCN-01 + topo1 inhibitors, such as liposomal irinotecan, has a tolerable toxicity profile and may improve the efficacy in the treatment of human pancreatic cancer.

•	In vitro: Viral protein expression was increased in human pancreatic cancer cell lines when they were exposed to topoisomerase I (topo1) inhibiting chemotherapeutics, irinotecan, its active metabolite, SN-38, and topotecan.
•	In vivo: Synergy of VCN-01 plus liposomal irinotecan was observed in animals bearing subcutaneous human pancreatic tumors.
o	In human pancreatic mouse xenograft models, treatment with VCN-01 at a dose of 4x10[10] vp or liposomal irinotecan alone (at both the 10 mg/kg and 5 mg/kg doses) resulted in significant tumor growth inhibition compared to saline.
o	Combination therapy with VCN-01 + liposomal irinotecan at either dose displayed significantly reduced tumor growth compared to each treatment alone.
o	qPCR analyses performed on tumors collected at end of study confirmed the presence of viral genomes, indicating ongoing transcriptional activity of VCN-01, which is consistent with viral replication for several days after administration.

The full abstract for the poster presentation has been released by the ASGCT. The poster will be presented at the ASGCT 27th Annual Meeting on May 10, 2024

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1 99.2

Press Release issued by Theriva Biologics, Inc., dated April 22, 2024

Abstract titled “Enhanced Anti-Tumor Efficacy of Combination Therapy with the Oncolytic Adenovirus, VCN-01, and Liposomal Irinotecan in a Human Pancreatic Mouse Xenograft.”

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2024	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer